Exhibit 5.1

September 21, 2012

Board of Directors

WashingtonFirst Bankshares, Inc.

11921 Freedom Drive, Suite 250

Reston, Virginia 20190

Ladies and Gentlemen:

We have acted as counsel to WashingtonFirst Bankshares, Inc., a Virginia corporation (“WashingtonFirst”), in connection with the proposed issuance of up to 1,813,017 shares of WashingtonFirst’s common stock, par value $0.01 per share (the “Shares”). The Shares are proposed to be offered to the shareholders of Alliance Bankshares Corporation, a Virginia corporation (the “Company”), in connection with the merger (the “Merger”) of the Company with and into WashingtonFirst pursuant to the terms of the Agreement and Plan of Reorganization, dated as of May 3, 2012, as amended, by and among the Company, Alliance Bank Corporation and WashingtonFirst (the “Merger Agreement”). WashingtonFirst has filed with the Securities and Exchange Commission (the “Commission”) a Registration Statement on Form S-4 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of the offering and sale of the Shares pursuant to the Merger Agreement. We have been asked by WashingtonFirst to render this opinion.

In rendering this opinion, we have examined the Registration Statement and originals, or copies certified to our satisfaction, of such records, agreements, instruments and documents and have made such investigations of law as we have deemed necessary and relevant as a basis for the opinion hereinafter expressed. In all such examinations we have assumed the genuineness of all signatures, the authenticity of all documents, certificates and records submitted to us as originals, the conformity to original documents, certificates and records of all documents, certificates and records submitted to us as copies, and the truthfulness of all statements of fact contained therein. We also have assumed, with respect to all parties to agreements or instruments relevant hereto, other than WashingtonFirst with respect to the Merger Agreement, that such parties had the requisite power and authority (corporate or other) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements and instruments are the valid, binding and enforceable obligations of such parties. As to various matters of fact relevant to the opinion hereinafter expressed, we have relied upon, and have assumed the accuracy of, certificates and oral or written statements and other information of or from public officials, officers and representatives of WashingtonFirst and others.

Board of Directors

September 21, 2012

Based on the foregoing, and subject to the limitations, assumptions and qualifications set forth herein, and having due regard for such legal considerations as we deem relevant, we are of the opinion that, the Shares are duly authorized and, when the Registration Statement has been declared effective by the Commission and when the Shares are issued in accordance with the terms of the Merger Agreement upon consummation of the Merger, such Shares will be validly issued, fully paid and nonassessable under the laws of the Commonwealth of Virginia. The foregoing opinion is based on and is limited to the corporate laws of the Commonwealth of Virginia, and we render no opinion with respect to the laws of any other jurisdiction. The foregoing opinion is as of the date hereof, and we expressly disclaim any responsibility to update such opinion after the date hereof.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the proxy statement/prospectus forming a part of the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,

/s/ Bracewell & Giuliani LLP Bracewell & Giuliani LLP